Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RECORD REVENUES OF $707.2 MILLION

AND ADJUSTED EBITDA OF $168.4 MILLION FOR Q4 2015

Plano, TX, February 24, 2016 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months and year ended December 31, 2015.

Cinemark Holdings, Inc.’s revenues for the three months ended December 31, 2015 increased 7.2% to $707.2 million compared to $659.9 million for the three months ended December 31, 2014. For the three months ended December 31, 2015, admissions revenues increased 6.2% to $429.7 million and concession revenues increased 8.4% to $232.8 million. Average ticket price was $6.42 and concession revenues per patron was $3.48 for the three months ended December 31, 2015.

Adjusted EBITDA for the three months ended December 31, 2015 increased 7.3% to $168.4 million from $156.9 million for the three months ended December 31, 2014. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2015 increased 22.2% to $57.8 million from $47.3 million for the three months ended December 31, 2014. Diluted earnings per share for the three months ended December 31, 2015 was $0.50 compared to $0.41 for the three months ended December 31, 2014.

“It was a record-breaking year for the North American industry box office, as well as for each of the countries in which we operate throughout South and Central America,” stated Mark Zoradi, Cinemark’s Chief Executive Officer. “Cinemark is extremely pleased with our worldwide fourth quarter and full-year 2015 results that created new records in each key performance metric, including attendance, admissions and concession revenues, average ticket price, concession per patron, Adjusted EBITDA, and net income.”

Cinemark Holdings, Inc.’s revenues for the year ended December 31, 2015 increased 8.6% to $2,852.6 million from $2,627.0 million for the year ended December 31, 2014. For the year ended December 31, 2015, admissions revenues increased 7.4% to $1,765.5 million and concession revenues increased 10.8% to $937.0 million. Average ticket price increased 1.1% to $6.30 and concession revenues per patron increased 4.7% to $3.35 for the year ended December 31, 2015.

Adjusted EBITDA for the year ended December 31, 2015 increased 11.3% to $663.8 million from $596.5 million for the year ended December 31, 2014. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2015 increased 12.6% to $216.9 million from $192.6 million for the year ended December 31, 2014. Diluted earnings per share for the year ended December 31, 2015 was $1.87 compared to $1.66 for the year ended December 31, 2014.

As of December 31, 2015, the Company’s aggregate screen count was 5,796 and the Company had commitments to open 13 new theatres and 115 screens during 2016 and seven new theatres and 76 screens subsequent to 2016.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 513 theatres with 5,796 screens in 41 U.S. states, Brazil, Argentina and 12 other Latin American countries as of December 31, 2015. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 24, 2016 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Statement of Income Data:
Revenues
Admissions	$429,758	$404,697	$1,765,519	$1,644,169
Concession	232,780	214,805	936,970	845,376
Other	44,685	40,442	150,120	137,445

Total revenues	707,223	659,944	2,852,609	2,626,990

Cost of operations
Film rentals and advertising	239,213	217,632	976,590	883,052
Concession supplies	34,825	33,123	144,270	131,985
Salaries and wages	78,838	71,684	301,099	273,880
Facility lease expense	77,149	77,525	319,761	317,096
Utilities and other	79,770	74,466	324,851	308,445
General and administrative expenses	40,435	36,552	156,736	151,444
Depreciation and amortization	49,762	44,548	189,206	175,656
Impairment of long-lived assets	3,846	1,353	8,801	6,647
Loss on sale of assets and other	4,291	6,996	8,143	15,715

Total cost of operations	608,129	563,879	2,429,457	2,263,920

Operating income	99,094	96,065	423,152	363,070
Interest expense (1)	(27,811)	(28,597)	(112,741)	(113,698)
Loss on amendment to debt agreement	—	—	(925)	—
Distributions from NCM	5,040	4,383	18,140	18,541
Foreign currency exchange gain (loss)	1,909	(5,834)	(16,793)	(6,192)
Other income	9,679	7,207	36,834	28,342

Income before income taxes	87,911	73,224	347,667	290,063
Income taxes	29,676	25,587	128,939	96,064

Net income	$58,235	$47,637	$218,728	$193,999
Less: Net income attributable to noncontrolling interests	484	330	1,859	1,389

Net income attributable to Cinemark Holdings, Inc.	$57,751	$47,307	$216,869	$192,610

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.50	$0.41	$1.87	$1.66

Diluted	$0.50	$0.41	$1.87	$1.66

Weighted average diluted shares outstanding	115,463	115,062	115,399	114,966

Other Financial Data:
Adjusted EBITDA (2)	$168,404	$156,876	$663,755	$596,525

(1)	Includes amortization of debt issuance costs.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of
	December 31,
	2015	2014
Balance Sheet Data (unaudited, in thousands):
Cash and cash equivalents	$588,539	$638,869
Theatre properties and equipment, net	$1,505,069	$1,450,812
Total assets	$4,126,497	$4,120,561
Long-term debt, including current portion	$1,781,335	$1,791,578
Equity	$1,110,813	$1,123,129

Segment Information

(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues
U.S.	$561,626	$501,731	$2,137,733	$1,934,990
International	148,400	161,122	728,735	704,623
Eliminations	(2,803)	(2,909)	(13,859)	(12,623)

Total revenues	$707,223	$659,944	$2,852,609	$2,626,990

Adjusted EBITDA
U.S.	$137,939	$122,933	$497,339	$436,863
International	30,465	33,943	166,416	159,662

Total Adjusted EBITDA	$168,404	$156,876	$663,755	$596,525

Capital expenditures
U.S.	$56,131	$51,412	$223,213	$148,532
International	43,244	37,125	108,513	96,173

Total capital expenditures	$99,375	$88,537	$331,726	$244,705

Additional Segment Information (1)

(unaudited)

	U.S. Operating Segment			International Operating Segment			Consolidated
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31,			December 31,			December 31,
			%			%			%
	2015	2014	Change	2015	2014	Change	2015	2014	Change
Admissions revenues	$348.0	$312.9	11.2%	$81.7	$91.8	(11.0%)	$429.7	$404.7	6.2%
Concession revenues	$186.6	$164.2	13.6%	$46.2	$50.6	(8.7%)	$232.8	$214.8	8.4%
Other revenues(2)	$24.2	$21.7	11.5%	$20.5	$18.7	9.6%	$44.7	$40.4	10.6%
Total revenues(2)	$558.8	$498.8	12.0%	$148.4	$161.1	(7.9%)	$707.2	$659.9	7.2%
Attendance	45.3	44.0	3.0%	21.6	21.7	(0.5%)	66.9	65.7	1.8%
Average ticket price	$7.68	$7.11	8.0%	$3.78	$4.23	(10.6%)	$6.42	$6.16	4.2%
Concession revenues per patron	$4.12	$3.73	10.5%	$2.14	$2.33	(8.2%)	$3.48	$3.27	6.4%
Average screen count	4,506	4,481	0.6%	1,263	1,163	8.6%	5,769	5,644	2.2%

	U.S. Operating Segment		International Operating Segment		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2015	2014	2015	2014	2015	2014
Film rentals and advertising	$200.7	$175.6	$38.5	$42.1	$239.2	$217.7
Concession supplies	$25.1	$22.0	$9.8	$11.1	$34.9	$33.1
Salaries and wages	$61.5	$53.0	$17.3	$18.7	$78.8	$71.7
Facility lease expense	$60.3	$59.0	$16.8	$18.5	$77.1	$77.5
Utilities and other	$57.4	$52.5	$22.4	$21.9	$79.8	$74.4

				International
	U.S. Operating Segment			Operating Segment			Consolidated
	Year Ended			Year Ended			Year Ended
	December 31,			December 31,			December 31,
			%			%			%
	2015	2014	Change	2015	2014	Change	2015	2014	Change
Admissions revenues	$1,338.0	$1,220.8	9.6%	$427.5	$423.4	1.0%	$1,765.5	$1,644.2	7.4%
Concession revenues	$709.7	$635.6	11.7%	$227.3	$209.8	8.3%	$937.0	$845.4	10.8%
Other revenues(2)	$76.2	$66.0	15.5%	$73.9	$71.4	3.5%	$150.1	$137.4	9.2%
Total revenues(2)	$2,123.9	$1,922.4	10.5%	$728.7	$704.6	3.4%	$2,852.6	$2,627.0	8.6%
Attendance	179.6	173.9	3.3%	100.5	90.0	11.7%	280.1	263.9	6.1%
Average ticket price	$7.45	$7.02	6.1%	$4.25	$4.70	(9.6%)	$6.30	$6.23	1.1%
Concession revenues per patron	$3.95	$3.65	8.2%	$2.26	$2.33	(3.0%)	$3.35	$3.20	4.7%
Average screen count	4,499	4,467	0.7%	1,226	1,146	7.0%	5,725	5,613	2.0%

	U.S. Operating Segment		International Operating Segment		Consolidated
	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2015	2014	2015	2014	2015	2014
Film rentals and advertising	$768.2	$681.1	$208.4	$202.0	$976.6	$883.1
Concession supplies	$95.4	$86.4	$48.9	$45.6	$144.3	$132.0
Salaries and wages	$226.9	$202.8	$74.2	$71.1	$301.1	$273.9
Facility lease expense	$239.4	$235.2	$80.3	$81.9	$319.7	$317.1
Utilities and other	$228.0	$217.2	$96.9	$91.2	$324.9	$308.4

(1)	Revenues, attendance and theatre operating costs are in millions. Average ticket price and concession revenues per patron are in dollars.
(2)	U.S. operating segment revenues include eliminations of intercompany transactions with the international operating segment.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income	$58,235	$47,637	$218,728	$193,999
Income taxes	29,676	25,587	128,939	96,064
Interest expense	27,811	28,597	112,741	113,698
Loss on amendment to debt agreement	—	—	925	—
Foreign currency exchange (gain) loss	(1,909)	5,834	16,793	6,192
Other income	(9,679)	(7,207)	(36,834)	(28,342)
Depreciation and amortization	49,762	44,548	189,206	175,656
Impairment of long-lived assets	3,846	1,353	8,801	6,647
Loss on sale of assets and other	4,291	6,996	8,143	15,715
Deferred lease expenses – theatres (2)	234	754	(874)	2,197
Deferred lease expenses – DCIP (3)	(231)	(234)	(932)	339
Amortization of long-term prepaid rents (2)	460	(243)	2,361	1,542
Share based awards compensation expense (4)	5,908	3,254	15,758	12,818

Adjusted EBITDA (1)	$168,404	$156,876	$663,755	$596,525

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on amendment to debt agreement, foreign currency exchange (gain) loss, other income, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.
(2)	Non-cash expense included in facility lease expense.
(3)	Non-cash expense included in other theatre operating expenses.
(4)	Non-cash expense included in general and administrative expenses.